NOTICE TO INVESTORS

IF THIS OFFERING IS A REGULATION CROWDFUNDING OFFERING, THIS AGREEMENT SHALL CONSTITUTE PROPER NOTICE OF INVESTMENT COMMITMENT AS SET FORTH UNDER RULE 303(d) UNDER REGULATION CROWDFUNDING (17 C.F.R. § 227.303(d)).

ARBITRATION NOTICE. PLEASE REVIEW THE SUBSCRIPTION AGREEMENT FOR IMPORTANT INFORMATION ABOUT YOUR RIGHTS AND REMEDIES, INCLUDING LIMITS ON THE ISSUER’S LIABILITY TO YOU, UNDER THE SUBSCRIPTION AGREEMENT. BY ACCEPTING THE SUBSCRIPTION AGREEMENT, YOU AGREE THAT TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL DISPUTES ARISING UNDER THE SUBSCRIPTION AGREEMENT OR RELATED TO THE ISSUER OR ARISING FROM THE OFFERING, INCLUDING WITH RESPECT TO CLAIMS INVOLVING U.S. FEDERAL SECURITIES LAWS, WILL BE RESOLVED BY BINDING, INDIVIDUAL ARBITRATION AS SET FORTH IN THE SUBSCRIPTION AGREEMENT. THUS, BY ACCEPTING THE SUBSCRIPTION AGREEMENT, YOU ARE WAIVING THE RIGHT TO A TRIAL BY JURY OR TO PARTICIPATE IN ANY JUDICIAL CLASS ACTION OR REPRESENTATIVE PROCEEDING. YOU AGREE TO GIVE UP YOUR RIGHT TO GO TO COURT TO ASSERT OR DEFEND YOUR RIGHTS (EXCEPT AS REQUIRED UNDER APPLICABLE LAW). YOUR RIGHTS WILL BE DETERMINED BY NEUTRAL ARBITRATORS AND NOT A JUDGE OR JURY. FOR THE AVOIDANCE OF DOUBT, NO REQUIREMENT HEREIN IS INTENDED TO BE DEEMED A WAIVER OF ANY PERSON’S OBLIGATION TO COMPLY WITH U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK, IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES OR BLUE SKY LAWS.  IF AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT (THE “AGREEMENT”) OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO PROSPECTIVE INVESTOR IN CONNECTION WITH THIS OFFERING.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT.  IN ADDITION, THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.  THE ISSUER IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH INVESTOR IN THE AGREEMENT AND THE OTHER INFORMATION PROVIDED BY INVESTOR IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE AGREEMENT, THE OFFERING STATEMENT OR ANY OF THE OTHER MATERIALS PROVIDED BY THE ISSUER (COLLECTIVELY, THE “OFFERING MATERIALS”), OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE ISSUER OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE.  IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED.  EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE ISSUER, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY.  THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE ISSUER’S MANAGEMENT.  WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS.  THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE ISSUER’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS.  INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD- LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.  THE ISSUER DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE ISSUER MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

INVESTOR CERTIFIES THAT EVERY STATEMENT MADE BY THE INVESTOR HEREIN IS TRUE AND COMPLETE.

THE ISSUER RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT, IN WHOLE OR IN PART, FOR ANY REASON OR FOR NO REASON, ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE DOLLAR AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE.  EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE.  NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER SINCE THAT DATE.

SUBSCRIPTION AGREEMENT

Ladies and Gentlemen:

1.Subscription.

(a)The undersigned (“Investor”) hereby irrevocably subscribes for and agrees to purchase the securities set forth on the signature page of this subscription agreement (the, “Securities”) in the amount set forth on the signature page of this subscription agreement (the “Agreement”) of the party(is) set forth on the signature page of this subscription agreement (together with the “Issuer”) at a purchase price set forth on the signature page of this subscription agreement, (“Purchase Price”), upon the terms and conditions set forth herein and pursuant to Section 4(a)(6) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation Crowdfunding promulgated thereunder (“Regulation Crowdfunding”), Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder (“Regulation D”) or Regulation A of the Securities Act.

(b)Investor understands that the Securities are being offered (the “Offering”) pursuant to an offering circular filed with the U.S. Securities and Exchange Commission (the “SEC”) as part of the Offering Statement, and all exhibits thereto, on Form 1-A of the Issuer, an Offering Statement on Form C of the Issuer, and all exhibits thereto, filed with the SEC or a private offering memorandum, and all exhibits thereto, dated as of the date set forth on the signature page of this subscription agreement (the “Offering Statement” together will all other offering materials, including exhibits thereto, the “Offering Materials”).

(c)By executing this Agreement, Investor acknowledges that Investor has received this Agreement, copies of the Offering Materials and any other information required by the Investor to make an investment decision.

(d)Subscriber shall deliver a signed copy of this Agreement along with payment for the aggregate purchase price of the Securities by the permissible payment methods set forth in the Offering Materials to the account designated by the Issuer in the Offering Materials, or by of such other methods set forth in the Offering Materials. If the Investor submits its investment funds by an electronic payment option offered by the Issuer of its agents, the Investor hereby: (i) authorizes the automatic processing of a charge to its credit card account or debit to its bank account for any and all balances due and payable under this Agreement; (ii) acknowledges that there may be fees payable for processing its payment which will not be refundable of the Investor’s investment commitment is rejected; and (iii) acknowledges and agrees Investor will not initiate a chargeback or reversal of funds on account of any issues that arise pursuant to this investment and Investor may be liable for any and all damages that could ensue as a result of any such chargebacks or reversals initiated by Investor.

2.Acceptance or Rejection.

(a)The Investor’s subscription may be accepted or rejected in whole or in part, at any time prior to the date of the expiration of the Offering as described in the Offering Materials (the “Termination Date”), by the Issuer at its sole discretion. In addition, the Issuer, at its sole discretion, may allocate to Investor only a portion of the number of Securities Investor has subscribed for. The Issuer, directly or through a representative, will notify Investor whether this subscription is accepted (whether in whole or in part) or rejected. If this subscription is accepted by the Issuer, the Investor agrees to comply fully with the terms of this Agreement and all other applicable documents or instruments of the Issuer.  If Investor’s subscription is rejected, Investor’s payment (or portion thereof if partially rejected) will be returned to Investor without interest and all of Investor’s obligations hereunder shall terminate.

(b)The Issuer may accept subscriptions until the Termination Date. Subject to any conditions set forth in the Offering Materials, the Issuer may elect at any time to close all or any portion of the Offering, on various dates at or prior to the Termination Date (each a “Closing”). Your subscription may be included in any Closing, as determined by the Issuer.

(c)The Investor’s funds will be held in escrow by the escrow agent identified in the Offering Materials (in such capacity, the “Escrow Agent”) until the conditions set forth in the Offering Materials has been met or exceeded and a subsequent Closing has occurred.

(d)As a result, not all investors will receive their Securities on the same date. In the event of rejection of this subscription in its entirety, or in the event the sale of the Securities (or any portion thereof) is not consummated for any reason, this Agreement shall have no force or effect, except for Section 16 hereof, which shall remain in force and effect.

(e)If the Investor’s investment commitment is accepted, the Investor shall receive notice and evidence of the digital entry of the number of the Securities owned by Investor reflected on the books and records of the Issuer or its transfer agent (if any), which books and records shall bear a notation that the Securities were sold in reliance upon Regulation D, Regulation A or Regulation Crowdfunding (as applicable).

3.Transferees. The terms of this Agreement shall be binding upon the Investor and its permitted transferees, heirs, successors and assigns (collectively, the “Transferees”); provided, however, that for any such transfer to be deemed effective, the Transferee shall have executed and delivered to the Issuer in advance an instrument in form acceptable to the Issuer in its sole discretion; provided, further however, all transfers on the alternative trading system operated by tZERO Securities, LLC (“tZERO”) are permitted and shall require no further agreements from the Transferees in such transactions.  The Issuer shall not record any transfer of Securities on its books unless and until such Transferee shall have complied with the terms of this Section 3.

4.Representations and Warranties of the Issuer.  The Issuer represents and warrants to Investor that the following representations and warranties are true and complete in all material respects on each Closing:

(a)The Issuer is a validly formed, validly existing and in good standing under the laws of it jurisdiction of incorporation or formation.  The Issuer has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Securities and any other agreements or instruments required hereunder.  The Issuer is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Issuer or its business.

(b)The issuance, sale and delivery of the Securities in accordance with this Agreement have been duly authorized by all necessary action on the part of the Issuer, and the Securities, when issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable.

(c)The acceptance by the Issuer of this Agreement and the consummation of the transactions contemplated hereby are within the Issuer’s powers and have been duly authorized by all necessary action on the part of the Issuer.  Upon the Issuer’s acceptance of this Agreement, this Agreement shall constitute a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (c) with respect to provisions relating to indemnification and contribution, as limited by the Issuer’s organizational documents and applicable law.

(d)The Issuer shall use the proceeds from the issuance and sale of the Securities as set forth in the Offering Materials.

5.Representations and Warranties of the Investor. The Investor hereby represents and warrants to, and agrees with, the Issuer that the following representations, warranties, and agreements are made for the benefit of the Issuer, are true and correct as of the date hereof, will be true and correct as of the date and/or dates of the acceptance of this subscription, and as of each the date of Closing, do not and will not omit to state and material fact necessary in order to make the statements contained therein not misleading. The Investor further agrees that if any of the following representations or warranties cease to be true and correct in any respect, the Investor will promptly notify the Issuer of the facts pertaining to such changed circumstances.

(a)The Investor has been furnished the Offering Materials. If applicable, Investor acknowledges the public availability of any Offering Materials which can be viewed on the SEC’s Edgar Database at www.sec.gov. An investment in the Issuer is speculative and involves substantial risks.

(b)The Investor is purchasing Securities (i) for investment purposes only, and (ii) (1) for its own account or (2) for the account of a person or persons for whom such Investor acts as a trustee or in any other representative capacity or of a commingled pension trust or other institutional investor with the identity of each such person, trust, or institutional investor disclosed to the Issuer in writing, which writing is returned with this Agreement (A) with respect to each of which the Investor has full investment discretion, (B) for each of which the Investor has the full power and authority to make the acknowledgements, representations, warranties, and agreements set forth in this Agreement, and (C) with respect to each of which the Investor does not have any contract, undertaking, or arrangement with any person to sell, transfer, or grant a participation with respect to the Securities, and (iii) if the Securities are being issued pursuant to Regulation D or Regulation Crowdfunding, the Investor has no present intention, agreement, or arrangement for the distribution, transfer, assignment, resale, or subdivision of the Securities.

(c)The Investor’s overall investment in the Issuer and other investments that are not readily marketable is not disproportionate to the Investor’s net worth and the Investor has no need for immediate liquidity in the Investor’s investment in the Issuer. The Investor has adequate means of providing for the Investor’s financial requirements, both current and anticipated, and the Investor can bear and is willing to accept the economic risk of losing the Investor’s entire investment in the Issuer. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Issuer.

(d)The personal, business and financial information provided by the Investor to the Issuer along with this Agreement or through any online website is complete and accurate, and presents a true statement of the Investor’s financial condition.  The Investor further sets forth statements upon which reliance can be made to determine the suitability of the Investor to purchase the Securities.

(e)The Securities have not been registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other country or jurisdiction, not is such registration contemplated and are being offered and sole in reliance on an exemption from registration pursuant Regulation D, Regulation Crowdfunding or Regulation A, which reliance is based in part upon the Investor’s representations set forth herein. For Securities issued pursuant to Regulation D or Regulation Crowdfunding, the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from registration under the Securities Act covering the sale of Securities is available. Even if such exemption is available, the assignability and transferability of Securities will be governed by the organizational documents of the Issuer, which may impose substantial restrictions on transfer, as set forth in the Offering Materials (if applicable). The Investor acknowledges that neither the SEC nor any foreign or state securities commission has approved or disapproved the Securities or passed upon the accuracy or adequacy of the Offering Materials.

(f)If the Securities are being issued in an Regulation D offering, the Investor is an “accredited investor” as such term is defined in Rule 501 of Regulation D and to the extent that any “look- through” rules apply to Investor under the Securities Act, each person that holds an equity interest in the Investor is, and each person that at any time in the future holds an equity interest in the Investor will be, an “accredited investor.”

(g)If the Securities are being issued in a Regulation Crowdfunding offering, Investor represents that either: (i) that Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act; or (ii) the Purchase Price, together with any other amounts previously used to purchase the Securities in the Offering and any other amounts used to purchase securities from other issuers being offered in reliance upon Regulation Crowdfunding, does not exceed the limits specified in Rule 100(a)(2) or Regulation Crowdfunding.

(h)If the Securities are being issued in a Regulation A offering, Investor represents that either: (i) Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act; or (ii) the Purchase Price, together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of the Investor’s annual income or net worth (for natural persons); or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

(i)Investor represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

(j)Investor maintains Investor’s domicile (and is not a transient or temporary resident) at the address provided with Investors subscription.

(k)As described in further detail in the Offering Materials, the Investor may not be able to cancel its investment commitment or there may be restrictions on the Investor's ability to cancel an investment commitment and obtain a return of his or her investment.

(l)If the Securities are being issued in a Regulation Crowdfunding offering, Investor (a) has reviewed the intermediary's educational materials delivered pursuant to Rule 302(b) of Regulation Crowdfunding and the entire amount of his or her investment may be lost, and Investor is in a financial condition to bear the loss of the investment, (b) it may be difficult for the investor to resell securities acquired in reliance on section 4(a)(6) of the Securities Act and (c) investing in securities offered and sold in reliance on Section 4(a)(6) of the Securities Act involves risk, and the investor should not invest any funds in an offering made in reliance on Section 4(a)(6) of the Securities Act unless he or she can afford to lose the entire amount of his or her investment.

(m)The Investor acknowledges that the Issuer’s status as an investment company under the Investment Company Act of 1940 (as amended, the “Investment Company Act”) will be set forth in the Offering Materials. If the Issuer is an investment company under the Investment Company Act it may register as an investment company or rely on an applicable exemption to registration under the Investment Company Act, including for real estate and other types of businesses. If the Issuer is relying on Section 3(c)(1) of the Investment Company Act as an exemption to requirement to register as an investment company, Investor certifies it (a) is a “natural person,” (b) is investing jointing with its spouse, (c) is investing jointing with a “natural person” disclosed on the signature page hereto or (d) is an entity; provided, any entity that is itself exempt from registering as an investment company under the Investment Company Act that owns ten percent or more of the voting equity of the Issuer must disclose its beneficial owners to the Issuer and agrees to notify the Issuer of any changes in its ownership. If the Issuer is relying on Section 3(c)(7) of the Investment Company Act as an exemption to requirement to register as an investment company, Investor certifies that it is a “qualified purchaser” as defined in Section 2(a)(51)(A) of the Investment Company Act.

(n)To the full satisfaction of the Investor, the Investor has been furnished any materials the Investor requested relating to the Issuer, the Offering, or any statement made in the Offering Materials, and the Investor has been afforded the opportunity to ask questions of the Issuer and receive answers from the Issuer and its management regarding the Issuer and the terms and conditions of the Offering and to obtain any additional information necessary to verify the accuracy of any statements, representations, or information set forth in the foregoing materials to make an informed investment decision with respect to an investment in the Issuer.

(o)Other than as set forth herein or in the Offering Materials, the Investor is not relying, and will not rely with respect to its investment in the Issuer, upon any other information (including, without limitation, any advertisement, article, notice, or other communication published in any newspaper, magazine, website, or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising), representation or warranty by the Issuer, its affiliates or any agent or representative of them, written or otherwise, in determining to invest in the Issuer, and expressly acknowledges that none of the Issuer or any of its directors, officers, employees, partners, shareholders, affiliates, advisers, attorneys-in-fact, representatives, or agents makes or has made any representations or warranties to it in connection therewith. The Investor has, independently and without reliance upon the Issuer or any of its directors, officers, employees, partners, shareholders, affiliates, advisers, attorneys-in-fact, representatives, or agents, and based on such documents and information as the Investor has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition, creditworthiness, and consequences of investing in the Issuer and the investments to be made by the Issuer and made its own investment decision with respect to its prospective investment in the Issuer.

(p)The Investor has consulted, to the extent deemed appropriate by the Investor, with the Investor’s own advisers as to the financial, tax, legal, accounting, regulatory, and related matters concerning an investment in the Issuer.

(q)If the Investor is an entity, the Investor represents and warrants to the Issuer that the Investor (i) it is duly organized, formed, or incorporated, as the case may be, and is validly existing and in good standing under the laws of its jurisdiction of organization, formation, or incorporation, and that it has all requisite power and authority to execute, deliver, and perform its obligations under this Agreement, and to subscribe for and purchase the Securities hereunder, (ii) it has not taken any steps to terminate its existence, to amalgamate, to continue into any other jurisdiction or to change its existence in any way and no proceedings have been commenced or threatened, or actions taken, or resolutions passed that could result in it ceasing to exist, (iii) it is not insolvent and no acts or proceedings have been taken by or against it or are pending in connection with the Investor, and it is not in the course of, and has not received any notice or other communications, in each case, in respect of, any amalgamation, dissolution, liquidation, insolvency, bankruptcy or reorganization involving the Investor, or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer with respect to all or any of its assets or revenues or of any proceedings to cancel its certificate of incorporation or similar constating document or to otherwise terminate its existence or of any situation which, unless remedied, would result in such cancellation or termination, (iv) it has not failed to file such returns, pay such taxes, or take such steps as may constitute grounds for the cancellation or forfeiture of its certificate of incorporation or similar constating document and (v) if required, the documents provided to the Issuer or tZERO are true certified copies of the deed of trust, articles of incorporation or organization, bylaws and other constating documents of the Entity including copies of corporate resolutions or by-laws relating to the power to bind the Investor. The Investor’s purchase of the Securities and the execution, delivery, and performance of this Agreement (i) have been authorized by all necessary corporate or other action on the Investor’s behalf, (ii) require no action by, or in respect of, and no filing with, any governmental body, agency, or official (except as disclosed in writing to the Issuer and either obtained or fully complied with), (iii) with the understanding that the assets of the Issuer are not intended to be “plan assets” as defined for purposes of Section 3(42) of ERISA, do not and will not contravene, or constitute a default under, and (iv) any provision of applicable law, rule, or regulation, or of its certificate of incorporation, memorandum and articles of association, by-laws, trust agreement, partnership agreement, company agreement, operating agreement, or other comparable organizational or governing document or any agreement, judgment, injunction, order, decree, or other instrument to which the Investor is a party or by which Investor or any of the Investor’s properties or assets is or may be bound, and this Agreement are the Investor’s legal, valid, and binding obligations, enforceable against the Investor in accordance with their respective terms. The Investor agrees, upon the request of the Issuer, to deliver any documents, including an opinion of counsel to the Investor, evidencing the existence of the Investor, the legality of the Investor’s investment in the Issuer, and the authority of the person executing this Agreement on behalf of the Investor.

(r)If the Investor is an individual, the Investor represents and warrants to the Issuer that the Investor has all requisite legal capacity to acquire and hold the Securities and to execute, deliver, and comply with the terms of each of the documents required to be executed and delivered by the Investor in connection with this subscription for the Securities. The execution and delivery by the Investor of, and compliance by the Investor with, this Agreement, and each other document required to be executed and delivered by Investor in connection with this subscription for the Securities does not violate or represent a breach of, or constitute a default under, any instruments governing the Investor, any law, regulation or order, or any agreement to which the Investor is a party or by which the Investor is bound.

(s)This Agreement has been duly executed by the Investor and constitutes, and each other document required to be executed and delivered by Investor in connection with this subscription for the Securities, will constitute, a valid and legally binding agreement of the Investor, enforceable against it in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting creditor’s rights generally, by equitable principles (whether considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

(t)The Investor has, based on its own investigation of the Issuer, made its own independent analysis of the likelihood of its success. The Investor acknowledges and agrees that any information regarding economic and market information contained in the Offering Materials has been obtained or derived from sources prepared by other parties and that none of the Issuer or its directors, officers, employees, partners, shareholders, affiliates, advisers, attorneys-in-fact, representatives, or agents assumes any responsibility for the adequacy, accuracy, completeness, or reliability of such information. Furthermore, the Investor acknowledges and agrees that the Offering Materials have not been updated by the Issuer since the date indicated therein and does not purport to be comprehensive or complete or to contain all information or to describe all material risks and potential conflicts of interest that a potential Investor may consider material in making a decision to invest in the Issuer and the Investor must perform its own independent due diligence and independent analysis of the merits and risks of an investment in the Issuer prior to subscribing. The Investor acknowledges each of the disclaimers set forth in the legends contained in the Offering Materials and further acknowledges and agrees that such Offering Materials are proprietary information and do not give rise to any legal obligation on the part of the Issuer or any of its respective directors, officers, employees, partners, shareholders, affiliates, advisers, attorneys-in-fact, representatives, or agents.

(u)The Investor is not aware that any person, and has been advised that no person (other than tZERO and any other broker-dealer identified as a participant in the Offering as described in the Offering Materials) will receive from the Issuer any compensation as a broker, finder, adviser or in any other capacity in connection with the purchase of Securities.

(v)The Investor will not transfer or deliver any interest in its Securities except in accordance with the restrictions set forth in the Issuer’s organizational documents.

(w)The Investor will bear all of the costs, fees, and expenses incurred by the Investor in connection with this subscription, regardless of whether such subscription is accepted or rejected by the Issuer.

(x)The Investor (i) has not been convicted, within the past ten (10) years, of any felony or misdemeanor within the United States (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the SEC; or (C) arising out of the conduct off the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, or paid solicitor of purchasers or securities; (ii) is not subject to any order, judgment, or decree of any court of competent jurisdiction, entered within the past five (5) years, that restrains or enjoins the Investor from engaging or continuing to engage in any conduct or practice: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the SEC; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, or paid solicitor of purchasers of securities; (iii) is not subject to a final order of a state securities commission (or an agency or officer or a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the U.S. National Credit Union Administration that (A) bars the Investor from: (x) association with an entity regulated by such commission, authority, agency, or officer; (y) engaging in the business of securities, insurance, or banking; or (z) engaging in savings association or credit union activities; or (B) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the past ten (10) years; (iv) is not subject to an order of the SEC entered pursuant to Section 15(b) or 15B(c) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) or Section 203(e) or (f) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) that (A) suspends or revokes the Investor’s registration as a broker, dealer, municipal securities dealer, or investment adviser, (B) places limitations on the Investor’s activities, functions, or operations, or (C) bars the Investor from being associated with any entity or from participating in the offering of any penny stock; (v) is not subject to any order of the SEC entered within the past five (5) years that orders the Investor to cease and desist from committing or causing a violation or future violation of: (A) any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act, and Section 206(1) of the Advisers Act, or any other rule or regulation thereunder; or (B) Section 5 of the Securities Act; (vi) is not suspending or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission constituting conduct inconsistent with just and equitable principles of trade; (vii) has not filed (as a registrant or issuer), or was not or was not named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within the past five (5) years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; (viii) is not subject to a United States Postal Service false representation order entered within the past five (5) years, or is not subject to temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representation. In addition, each of the foregoing representations in this paragraph 5(x) is true with respect to reach other person, who, within the meaning of Section 506(d) of Regulation D, would be a “beneficial owner of 20% or more of the issuer’s outstanding voting equity securities” with respect to the Investor’s interest in the Issuer. The Investor will promptly notify the Issuer if any part of this paragraph ceases to be true and correct at any time in the future (with respect to the Investor or such of its beneficial owners at such time).

(y)The Investor is not a Plan Investor (defined below) or subject to any Similar Law (defined below). If an Investor is a Plan Investor that is, or is acting (directly or indirectly) on behalf of (1) a Plan (defined below) that is subject to Part 4 of Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or an entity that is deemed to hold the assets of such a Plan by reason of a Plan’s investment in the entity (a “Benefit Plan Investor”), or (2) subject to any provisions of any federal, state, local, non-U.S., or other laws or regulations that are similar to Part 4 of Title I of ERISA or Section 4975 of the Code (each, a “Similar Law”), then the Investor represents and warrants that: (i) the decision to invest in the Issuer was made by a fiduciary (within the meaning of Section 3(21) of ERISA and the regulations thereunder, or as defined under applicable Similar Law) (a “Fiduciary”) of the Plan that is unrelated to the Issuer or any of its employees, representatives, or affiliates and duly authorized to make such an investment decision on behalf of the Plan (the “Plan Fiduciary”); (ii) the Plan Fiduciary has been informed of and understands the Issuer’s investment objectives, policies, limitations, fee structure, and strategies and taken into consideration its duties under Part 4 of Title I of ERISA and any applicable Similar Law, including the diversification requirements of Section 404(a)(1)(C) of ERISA (if applicable), authorizing the Plan’s investment in the Issuer, is qualified to authorize the investment, and has concluded that such investment is prudent; (iii) the Plan’s subscription to invest in the Issuer and the purchase of Securities contemplated thereby, and the entire process leading to such subscription and purchase, is permitted and in accordance with the terms of the Plan’s governing instruments and compiles with all applicable requirements of ERISA, the Code, and all applicable Similar Law and does not constitute a fiduciary breach or non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Law; (iv) the governing documents of each applicable Plan permit the payment of expenses of the Issuer, as described in the Offering Materials; (v) the Plan Fiduciary acknowledges and agrees that neither the Issuer or any of its employees, representatives, or affiliates has provided any investment advice with respect to the Investor’s decision to invest or continue to invest in the Issuer and otherwise been or will be a fiduciary with respect to the Plan or the Investor with respect to the Investor’s decision to invest in or continue to invest in the Issuer; (vi) the Plan Fiduciary acknowledges and agrees that none of the Issuer or any of its employees representatives or affiliates exercises any discretionary authority or control with respect to the management or disposition of the Plan assets used to invest in the Issuer or renders any investment advice of any kind for a fee, with respect to the assets of the Plan, or has authority to do so; and (vii) the Issuer intends to restrict ownership of Securities by Benefit Plan Investors to an aggregate value of less than twenty-five percent (25%) (excluding from the calculation of such percentage of Securities held by the Issuer and any employee or affiliate thereof) and the Plan Fiduciary acknowledges and agrees that the Plans’ investment in the Issuer will be subject to sale, transfer, or redemption as necessary to prevent investments by Benefit Plan Investors from equaling or exceeding twenty-five percent (25%) of the Issuer’s assets. “Plan” includes (x) an employee benefit plan (as such term is defined for purposes of Section 3(3) of ERISA), whether or not such plan is subject to Title I of ERISA, (y) a plan, individual retirement account, or other arrangement that is described in Section 4975 of the Code, whether or not subject to Section 4975 of the Code, and (z) an entity or fund (including insurance company general and separate accounts), the assets of which are deemed to include assets of any of the foregoing types of plans, accounts, or arrangements for purposes of Title I of ERISA or Section 4975 of the Code. A “Plan Investor” is any Investor that is, or is acting (directly or indirectly) on behalf of, a Plan.

(z)If the Investor is (directly or indirectly) investing the assets of a Plan that is subject to any other federal, state, local, non- U.S., or other laws or regulations that could cause the underlying assets of the Issuer to be treated as assets of the Plan by virtue of its investment in the Issuer and thereby subject the Issuer (or other persons responsible for the investment and operation of the Issuer y’s assets) to any applicable Similar Law, then the Investor represents and warrants that Issuer’s assets will not constitute the assets of such Plan under the provisions of that Similar Law.

(aa)The Investor has not borrowed any portion of its investments in the Issuer, either directly or indirectly, from the Issuer, or any of the Issuer’s affiliates.

(bb)If the undersigned is acting as nominee or custodian for another person, entity, or organization in connection with the Securities, the undersigned as so indicated to the Issuer (or its agents). The representations and warranties contained in this Section  regarding the Investor are true and accurate with regard to the person, entity, or other organization for which the undersigned is acting as nominee or custodian.

(cc)The Investor acknowledges and agrees that the Issuer may provide in electronic medium (including via e-mail or website access) any disclosure or document that is required by applicable securities laws to be provided to the Investor.

(dd)Investor acknowledges that the Purchase Price was set by the Issuer on the basis of the Issuer’s internal valuation and no warranties are made as to value.  Investor further acknowledges that future offerings of securities of the Issuer may be made at lower valuations, with the result that Investor’s investment will bear a lower valuation.

(ee)If Investor is purchasing the Securities in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Investor has been duly authorized and empowered to execute this Agreement and all other subscription documents.  Upon request of the Investor, Investor will provide true, complete and current copies of all relevant documents creating the Investor, authorizing its investment in the Issuer and/or evidencing the satisfaction of the foregoing.

(ff)There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement or related documents based on any arrangement or agreement binding upon Investor. Investor acknowledges and agrees that the Issuer has engaged tZERO, a broker-dealer registered with the Securities and Exchange Commission and a member of FINRA and SIPC, to act as the broker-dealer of record and/or placement agent for this Offering. tZERO will receive certain fees and commissions relating to this Offering as set forth in the Offering Materials.

(gg)If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Investor’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Investor’s jurisdiction.

6.“Market Stand-Off” Agreement. To the extent there is a market stand-off provision included in the terms of the Securities, as set forth in the Offering Materials, the Investor covenants and agrees to be legally bound by such provision pursuant to the its terms.

7.Potential Conflicts of Interest. Investor agrees they have carefully read the Offering Materials, including with respect to all actual, potential or perceived conflicts of interest that may be disclosed therein. Investor understands that Issuer may be affiliated with its advisors, tZERO, or others participating in the Offering. These relationships may represent actual, potential or perceived conflicts of interest between Issuer and such parties.

8.Digital Securities.

(a)Digital Securities include types of financial instruments that meet the definition of “security” under U.S. federal securities laws. tZERO offers services related to: (1) digitally enhanced securities or (2) digital asset securities. Please refer to the signature page hereto to confirm if the Security is a Digital Security. For all investments in Digital Securities, Investor acknowledges and agrees to the provision in this Section 8.

(b)The term “digitally enhanced” refers to the technology elements that have been added to the security – to provide features investors may find useful to enhance transparency without impacting the conventional structure of uncertificated securities as currently handled every day by the current market system.  Specifically, the digital enhancement allows for the creation of a digital courtesy carbon copy of the conventional, official stock register and/or record of beneficial ownership of a digitally enhanced security that is viewable on a publicly available distributed ledger.  This courtesy carbon copy is provided solely as a convenience to investors and has no controlling effect for securities or corporate law purposes.  The conventional, official stock record and beneficial ownership records for a digitally enhanced security govern all transactions and ownership of the securities in all circumstances.  To the extent that the conventional, official ownership records and the "courtesy carbon copy" for any particular digitally enhanced security are not synchronized, there could be a delay while an issuer corrects any such inconsistencies, and such inconsistencies may cause investors confusion with respect to their holdings of such digitally enhanced security which could adversely affect the liquidity for, and market value of, such digitally enhanced security. Additionally, the record of ownership of each digital wallet address will be available to the general public and it may be possible for members of the public to determine the identity of the record holders of certain digitally enhanced securities. Although the record of ownership included in the blockchain is a non-controlling "courtesy carbon copy," it will be made publicly available. The publicly available information will be pseudonymized and include the digital wallet address of each holder of record and the security position information of such holder of record and the entire history of debits and credits to the relevant security position information of each digital wallet address, but it will not include any personal identifiable information. As a result, it may be possible for members of the public to determine the identity of the record holders of certain wallet addresses based on the publicly available information in the courtesy carbon copy, as well as other publicly available information, including any ownership reports required to be filed with the SEC (if any). If the Security is a digitally enhanced security, Investor agrees and acknowledges that certain information relating to its security holdings will be made publicly available on a distributed ledger or blockchain.

(c)A digital asset security is a security that is issued and/or transferred using distributed ledger or blockchain technology. If the Security is a digital asset securities, Investor acknowledges the following risks associated with digital asset securities: (a) there have been instances of fraud, theft, and loss with respect to digital asset securities, (b) there is not established infrastructure or established processes to reverse or cancel mistaken or unauthorized transactions in digital asset securities, (c) most blockchains record transactions between two parties in a verifiable and permanent way, referred to as “immutability;” therefore, you may not be able to un-wind or reverse any transaction in digital asset securities, (d) Investor or its custodian could be victimized by fraud or theft, Investor or its custodian could lose a “private key” necessary to transfer your digital asset securities, or if Investor’s digital asset security is transferred to an unintended wallet address, Investor may the ability to reverse a fraudulent or mistaken transaction, (e) malicious activity attributed to actors taking advantage of potential vulnerabilities that may be associated with distributed ledger technology and its associated networks could render Investor or its custodian unable to transfer the digital asset securities and (f)  digital asset securities custodied by Investor with a custodian are subject to the asset protection regimes applicable to such custodian and the protections afforded to customers under Securities Investor Protection Act may not apply. tZERO Securities is not a digital asset wallet provider, digital asset custodian or blockchain administrator and will play no role in the distributed ledger or blockchain technology applicable to any digital asset securities. Investor should carefully review the security measures of its custodian and any third-party provider assisting it with the technical and security management of digital asset securities.

9.Private Securities. The Securities are being offered in an offering exempt from registration under the Securities Act by an issuer that is not a “reporting company” subject to the reporting requirements of the 55 Securities Exchange Act. Investing in private securities is not suitable for all investors. An investment in private securities can be highly speculative and involve a high degree of risk. Investor acknowledges the following risks related to private securities:

(a)No governmental agency has reviewed the offerings of private securities and no state or federal agency has passed upon either the adequacy of the disclosure for such securities or the fairness of the terms of any offering of private securities. The exemptions relied upon for such offerings are significantly dependent upon the accuracy of the representations of the investors to be made to the issuer in connection with the offering. In the event that any such representation proves to be untrue, the registration exemptions relied upon by the Issuer in selling the securities might not be available and substantial liability to the Issuer would result under applicable securities laws for rescission or damages.

(b)The offering price of private securities may bear no relationship to an issuer’s assets, book value, historical results of operations or any other established criterion of value. The offering price should not be considered as an indication of any Issuer’s actual value or the value of the Security.

(c)There may not be any public or private market for private securities, and there can be no assurance that any such market would develop in the foreseeable future. There is, therefore, no assurance that private securities can be resold near the offering price or at all. Investor is prepared to hold the Security acquired in the Offering indefinitely and Investor does not expect to be able to liquidate any or all of the Securities, even in case of an emergency. In addition, any proposed transfer must comply with restrictions on transfer imposed by the Issuer and by federal and state securities laws. The Issuer may permit the transfer of such securities out of an Investor’s name only when his or her request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the issuer that neither the sale nor the proposed transfer results in a violation of the Securities Act or any applicable state securities or "blue sky" laws.

(d)THERE CAN BE NO ASSURANCE THAT THE ISSUER WILL EVER FILE A REGISTRATION STATEMENT TO REGISTER THE SECURITIES, THAT THE REGISTRATION STATEMENT WILL BECOME EFFECTIVE, OR THAT ONCE EFFECTIVE, SUCH EFFECTIVENESS WILL BE MAINTAINED.

10.Tax Matters.

(a)Upon request, the Investor will provide the Issuer with any required waiver of local privacy laws that could otherwise prevent disclosure of information to the Internal Revenue Service (the “IRS”) for purposes of Chapter 3, Chapter 4, or Chapter 61 of the Code, and any other documentation required to establish an exemption from, or reduction in, withholding tax or to permit the Issuers to comply with information reporting requirements pursuant to Chapter 3, Chapter 4, or Chapter 61 of the Code. The Investor will (x) provide written notice to the Issuer within ten (10) days of any change in the Investor’s U.S. tax or withholding status, and (y) execute properly and provide to the Issuer, within ten (10) days of written request by the Issuer, any other tax documentation that may be reasonably requested by the Issuer in connection with the operation of the Issuer, including without limitation any document requested by the Issuer in order to comply with Section 1471 through 1474 of the Code (“FATCA”) or establish an exemption or reduction in withholding under FATCA (if applicable).

(b)If the Issuer is being taxed as a partnership, the Investor understands that investors who fail to provide their correct social security numbers or employer identification numbers could be subject to United States withholding tax on a portion of their distributive shares of the Issuer’s income.

(c)The Investor understands that the tax consequences of an investment in the Issuer depend upon the individual circumstances of the Investor. The Investor further understands that there can be no assurance that the Code or the U.S. Department of Treasury Regulations thereunder (“Treasury Regulations”), or any non-U.S. tax laws, will not be amended or applied in such a manner as to deprive the Investor of some or all of the tax benefits which it might otherwise expect to receive from its investment in the Issuer.

(d)The Investor covenants that it (i) will provide any form, certification, or other information reasonably requested by and acceptable to the Issuer that is necessary for the Issuer (A) to prevent withholding or qualify for a reduced rate of withholding or backup withholding in any jurisdiction from or through which the Issuer receives payments, (B) to satisfy reporting or other obligations under the Code, the Treasury Regulations, any agreement with the U.S. Treasury Department or any other government division or department, or any applicable intergovernmental agreement or implementing legislation, or (C) to make payments (including withdrawal proceeds) to the Investor free of withholding or deduction, (ii) will update or replace such form, certification, or other information in accordance with its terms or subsequent amendments or as requested by the Issuer, and (iii) will otherwise comply with any reporting and/or tax information exchange obligations imposed by the United States or any other jurisdiction, including reporting obligations that may be imposed by future legislation. The Investor consents to the Issuer (or any agent of the Issuer) providing such information or materials, or any other detail relating to the investment, to any relevant taxation authority as may be required under relevant tax information exchange obligations and to any governmental authority or to any person or entity from which the Issuer y receives payments.

(e)The Investor hereby agrees, upon request by the Issuer, to timely provide any information and comply with any requirements (including the filing of any tax returns and the payment of any taxes) that the Issuer determines is necessary or advisable to reduce the amount of tax, interest, penalties, or similar amounts the cost of which is (or would otherwise be) borne by the Issuer (directly or indirectly) or to make any election permitted by the Code.

(f)The Investor does hereby further waive any right granted in connection with the tax laws of any state or local jurisdiction to participate in any administrative proceeding of the Issuer for each of the taxable years in which the Investor is a partner in the Issuer for purposes of the tax laws of such state or local jurisdiction. The Investor hereby agrees that upon request by the Issuer, it will provide any additional information or documentation, execute any forms or other documents, and take any other action required by law to effect such a waiver.

(g)The Investor acknowledges that information provided in connection with the Investor’s investment in the Issuer may be filed with the IRS or any state or local taxing authority upon the commencement of any administrative proceeding of the Issuer.

(h)Non-U.S. shareholders could incur tax under the Foreign Investment in Real Property Act of 1980 ("FIRPTA") with respect to gains realized upon a disposition of the Securities if the Issuer is a United States real property holding company during a specified testing period. Investor agrees to consult with its own tax advisors about the tax consequences of the purchase, ownership and disposition of shares of the Securities in light of Investor’s own particular circumstances, including the tax consequences under state, local, non-U.S. and other tax laws and the possible effects of any changes in applicable tax laws.

11.Source and Use of Funds.

(a)Neither the Investor nor any person or entity having a direct or indirect beneficial interest in the Securities to be acquired: (i) appears on the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) List of Specially Designated Nationals and Blocked Persons (“SDN List”), or is otherwise a person or entity with which the Issuer is prohibited to deal with under the laws of the United States; or (ii) is a person or entity identified as a terrorist or terrorist organization on the SDN List or any other relevant lists maintained by governmental authorities. The Investor further represents that the monies to be used to fund the Investor’s capital contributions to the Issuer have not been, and will not be, derived from, invest for the benefit of, or related in any way to, the government of, or persons or entities located within, any country or region: (i) under a U.S. embargo enforced by OFAC; (ii) that has been designated as a “non-cooperative country or territory” by the Financial Action Task Force on Money Laundering; or (iii) that has been designated by the U.S. Secretary of the Treasury as a “primary money-laundering concern.” The Investor further represents that, if the Investor is a natural person, the Investor is not a person who is or has been trusted with prominent public functions, such as head of state or of government; a senior politician; a senior government, judicial, or military official; a senior executive of a state-owned corporation; an important political party official; or a close family member or close associate of any such person. The Investor further represents and warrants that the Investor: (i) has conducted thorough due diligence with respect to all of its beneficial owners, (ii) has established the identifies of all beneficial owners and the source of each beneficial owner’s funds, and (iii) will retain evidence of any such identifies, any such source of funds, and any such due diligence. Pursuant to applicable anti-money laundering laws and regulations, the Issuer may be required to collect documentation verifying the Investor’s identify and the source of funds used for the Investor’s capital contributions to the Issuer before, and from time to time, after acceptance by the Issuer of this Agreement. The Investor further represents that the Investor does not know or have any reason to suspect that (i) the monies to be used to fund the Investor’s capital contributions to the Issuer have been or will be derived from or related to any illegal activities, including, but not limited to, money laundering activities, and (ii) the proceeds from the Investor’s investment in the Issuer will be used to finance any illegal activities. The Investor further represents and warrants that it has conducted appropriate due diligence of any beneficial owner who is: (i) a Senior Foreign Political Figure (“SFPF”); (ii) an immediate family member of the SFPF; (iii) a person who is widely known (or is actually known by the Investor) to maintain a close personal relationship with any such individual; or (iv) a corporation, business, or other entity that has been formed by or for the benefit of such individual. An “SFPF” is: (i) a current or former senior official in the executive, legislative, administrative, military, or judicial branch of a foreign government (elected or not); (ii) a senior official of a major foreign political party; (iii) a senior executive of a foreign government owned commercial enterprise, being a corporation, business, or other entity formed by or for the benefit of any such individual; or (iv) any corporation, business, or other entity formed by or for the benefit of such an individual.

(b)The Investor will provide to the Issuer at any time during such information as the Issuer determines to be necessary or appropriate to: (i) comply with the relevant anti-money laundering laws, rules, and regulations of any applicable jurisdiction; and (ii) respond to requests for information concerning the identity of Security holders from any governmental authority, self-regulatory organization, or financial institution in connection with its anti-money laundering compliance procedures, or to update such information. The Investor understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable laws or regulations, the Issuer may undertake appropriate actions, and the Investor agrees to cooperate with such actions, to ensure continued compliance with applicable laws or regulations, including, but not limited to, freezing, segregating, or requiring the Investor to withdraw the Investor’s Securities in the Issuer. The Investor further understands and agrees that the Issuer may release confidential information about the Investor (and, if applicable, any underlying beneficial owners of the Investor) to appropriate authorities if the Issuer, in its sole discretion, determinates that it in the Issuer’s best interests to do so in light of applicable laws and regulations.

(c)The representations and warranties set forth in this Section shall be deemed repeated and affirmed by the Investor to the Issuer as of each date that the Investor makes a capital contribution to, or receives distribution from, the Issuer. If at any time during the term of the Issuer the representations and warranties set forth in this Section cease to be true, the Investor shall promptly so notify the Issuer in writing.

12.Further Advice and Assurances. All information that the Investor has provided to the Issuer (or its agents), including the information in this Agreement, is true, correct, and complete as of the date hereof, and the Investor agrees to notify the Issuer immediately if any representation, warranty, or information contained in this Agreement becomes untrue or incomplete at any time. The Investor agrees to provide such information and execute and deliver such documents regarding itself and all of its beneficial owners, as the Issuer may reasonably request from time to time to verify the accuracy of the Investor’s representations and warranties herein, establish the identity, tax residency, and citizenship of the Investor and the direct and indirect participants in its investment in the Issuer, to the extent applicable and/or comply with any law, order, rule, or regulation to which the Issuer may be subject, including compliance with anti-money laundering laws and regulations, or for any other reasonable purpose.

13.Indemnity. The Investor understands that the information provided herein will be relied upon by the Issuer for the purpose of determining the eligibility of the Investor to purchase the Securities. To the fullest extent permitted by law, the Investor agrees to indemnify and hold harmless the Issuer and its respective affiliates, and each of their directors, officers, partners, members, managers, shareholders, employees, representatives, agents, and affiliates from and against any loss, claim, damage, or liability due to or arising out of a breach of any representation, warranty, covenant, confirmation, or agreement of the Investor contained in this Agreement or in any other document provided by the Investor to the Issuer or in any agreement executed by the Investor with the Issuer in connection with the Investor’s investment in the Issuer.

14.Power of Attorney.

(a)The Investor, by executing this Agreement, hereby irrevocably constitutes and appoints the Issuer, as the Investor’s true and lawful representative and attorney-in-fact and agent, to execute, sign, acknowledge, verify, swear to, deliver, and file (i) all agreements and instruments necessary or advisable to cause the Issuer to consummate or otherwise hold the Securities; and (ii) all instruments relating to transfer of Securities or to the admission of any substitute holder.

(b)The power of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable, shall survive and not be affected by the dissolution, bankruptcy, or legal disability of the Investor and shall extend to its successors and assigns. Any person dealing with the Issuer may conclusively presume and rely upon the fact that any instrument referred to above, executed by such attorney-in-fact and agent, is authorized, regular, and binding, without further inquiry. The Investor hereby agrees, if required by the Issuer, to execute and deliver to the Issuer within five (5) days after the receipt of a request therefor, such further designations, powers of attorney, or other instruments as the Issuer shall reasonably deem necessary for the purposes hereof. The Investor hereby waives any and all defense which may be available to contest, negate, or disaffirm the actions of the Issuer taken in good faith under such power of attorney.

15.Consent to Electronic Delivery.

(a)The Investor hereby agrees that the Issuer may deliver all Offering Materials, include SEC reports, offering statements, exhibits, supplements, U.S., Canadian or other non-U.S.  legends, notices, financial statements, valuations, reports, reviews, analyses or other materials, and any and all other documents, information and communications concerning the affairs of the Issuer and its investments, including, without limitation,  information about the investment required or permitted to be provided to the Investor with respect to the Securities, to the fullest extent permitted by law, by means of email or by posting on an electronic message board or by other means of electronic communication.  The Investor hereby consents to receive from the Issuer electronically all documents, communications, notices, contracts, and agreements arising from or relating in any way to the Investor’s or the Issuer’s rights, obligations or services under this Agreement including materials or information made available to Investor in connection with the Offering over the web-based platform maintained by the Issuer or tZERO (each a “Disclosure”).  The decision to do business with the Issuer electronically is the Investor’s decision.  This Agreement informs the Investor of its rights concerning Disclosures.  In so consenting, Investor acknowledges that email messages are not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems or may be intercepted, deleted or interfered with, with or without the knowledge of the sender or the intended recipient.  The Investor also acknowledges that an email from the Issuer may be accessed by recipients other than the Investor and may be interfered with, may contain computer viruses or other defects and may not be successfully replicated on other systems.  Neither the Issuer, nor any of its affiliates nor any of their respective officers, directors, employees, consultants, contracts, affiliates, agents, representatives, affiliates, successors or assigns, and each other person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act (collectively, the “Issuer Parties”), gives any warranties in relation to these matters.  Investor further understands and agrees to each of the following: (a) other than with respect to tax documents in the case of an election to receive paper versions, none of the Issuer Parties will be under any obligation to provide Investor with paper versions of any communications; and (b) electronic communications may be provided to Investor via e-mail or a website of an Issuer Party upon written notice of such website’s internet address to such Investor.  In order to view and retain the communications, the Investor’s computer hardware and software must, at a minimum, be capable of accessing the Internet, with connectivity to an internet service provider or any other capable communications medium, and with software capable of viewing and printing a portable document format (“PDF”) file created by Adobe Acrobat.  Further, the Investor must have a personal e-mail address capable of sending and receiving e-mail messages to and from the Issuer Parties.  To print the documents, the Investor will need access to a printer compatible with his or her hardware and the required software. If these software or hardware requirements change in the future, an Issuer Party will notify the Investor through written notification.  To facilitate these services, the Investor must provide the Issuer with his or her current e-mail address and update that information as necessary.  Unless otherwise required by law, the Investor will be deemed to have received any electronic communications that are sent to the most current e-mail address that the Investor has provided to the Issuer in writing. None of the Issuer Parties will assume liability for non-receipt of notification of the availability of electronic communications in the event the Investor’s e-mail address on file is invalid; the Investor’s e-mail or Internet service provider filters the notification as “spam” or “junk mail”; there is a malfunction in the Investor’s computer, browser, internet service or software; or for other reasons beyond the control of the Issuer Parties. Solely with respect to the provision of tax documents by an Issuer Party, the Investor agrees to each of the following: (a) if the Investor does not consent to receive tax documents electronically, a paper copy will be provided, and (b) the Investor’s consent to receive tax documents electronically continues for every tax year of the Issuer until the Investor withdraws its consent by notifying the Issuer in writing.

(b)The Investor consents to the delivery of any notice pursuant Issuer’s jurisdiction of organization, as amended or superseded from time to time, by electronic transmission to such email address provided by the Investor on the signature page of this Agreement, as updated from time to time by notice to the Issuer.  To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected email address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given.  The Investor agrees to promptly notify the Issuer of any change in its email address, and that failure to do so shall not affect the foregoing.

16.Confidentiality. Expect as publicly disclosed but the Issuer, the investment by the Investor in the Issuer, including without limitation this Agreement and the Offering Materials, including their existence, shall be considered confidential information (the “Confidential Information”) and shall not be disclosed by the Investor to any person not being a party hereto, except to the respective professional advisers of the Investor, including, but not limited to, the legal advisers, auditors, and bankers, or with the prior written consent of the parties to this Agreement. In the event the Investor becomes legally compelled (including, without limitation, pursuant to any laws and regulations or any rule of a stock exchange or regulatory body) to disclose Confidential Information, the If permissible under applicable law, Investor shall provide the Issuer with prompt written notice of that fact so that the Issuer may seek a protective order, confidential treatment, or other appropriate remedies. In such event, the Investor shall furnish only that portion of the Confidential Information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information.

17.tZERO Securities

(a)Investor acknowledges receipt and its agreement to tZERO’s terms and conditions, along with its privacy policy, accessible at www.tzero.com/investors/register under the heading “Terms & Conditions.” Investor acknowledges and consents to the sharing of its personal identifiable information (a) with the Issuer and any other broker-dealers engaged to provide brokerage services in connection with the Offering and (b) as otherwise permitted under tZERO’s customer agreement and privacy policy.

(b)The Investor (a) disclaims and disavows any reliance upon tZERO or its officers, directors, employees, attorneys or affiliates in connection with the Offering and related agreements documenting the sale of the Securities in the Offering; (b) covenants and agrees it relied solely on its own independent investigation before entering into this Agreement; (c) covenants and agrees that all claims, obligations, liabilities, demands or causes of action that may be based upon, arise under or relate to the agreements documenting the sale of Securities in the Offering or the negotiation, execution or performance of the same may be made only against the Issuer; (d) waives and releases all liabilities, claims, demands, causes of action and obligations against tZERO or its officers, directors, employees, attorneys or affiliates in connection with the agreements documenting the sale of the Securities in the Offering and any transactions contemplated thereby; and (e) agree that tZERO will be a third party beneficiary of this Section and all representations made by the Investor in this Agreement. tZERO will not have any rights or obligations in connection with the Offering other than those expressly provided in the Offering Materials.

18.Survival of Representations and Indemnity. The representations, warranties and covenants made by the Investor herein and the rights and agreements set forth in this Section 6, 15 and 16 shall survive the Termination Date. The Investor agrees to indemnify and hold harmless the Issuer and its respective officers, directors and affiliates, and each other person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by the Investor to comply with any covenant or agreement made by the Investor herein or in any other document furnished by the Investor to any of the foregoing in connection with this transaction.

19.Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Offering Materials, including, without limitation, this Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

20.Dispute Resolution and Arbitration. The Investor agrees to resolve all controversies in accordance with the provisions set forth below:

(a)In the event of any claim, dispute, or controversy arising under, out of or relating to this Agreement, the Issuer, or the Offering or of any breach or purported breach of this Agreement (a “Dispute”), including any Dispute related to U.S. federal securities laws, which the parties hereto have been unable to settle or agree upon in the normal course of business, the parties shall follow the dispute resolution process as set forth herein.

(b)The parties shall attempt in good faith to resolve the Dispute promptly by negotiation between representatives who have authority to settle the Dispute and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement.  Either party (in this context, the “Disputing Party”) may give the other party written notice of the existence of any such Dispute (“Dispute Notice”).  Within 15 days after delivery of the Dispute Notice, the party receiving the notice shall submit to the Disputing Party a written response.  The Dispute Notice and the response shall each include: (i) a statement of the relevant party’s position and a summary of arguments supporting that position; and (ii) the name and title of the representative who will represent the party in the negotiations and of any other person who will accompany such representative. Within 30 days after delivery of the Dispute Notice, the representatives shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute (“Settlement Period”).  However, this Settlement Period shall terminate no later than 90 days after delivery of the Disputing Party’s notice unless such period is extended by mutual written agreement of the parties. All statements and/or negotiations pursuant to this Section 20 are confidential and shall be treated as inadmissible compromise and settlement negotiations for purposes of all applicable state and/or federal rules of evidence.

(c)After, but only after, the Settlement Period set forth in Section 20(b) has terminated without a resolution, at the request of either party to the Dispute, the Dispute shall be referred to and finally resolved by binding arbitration.

(d)Any arbitration pursuant to this Section 20(c) shall be administered by the American Arbitration Association (AAA) under its Commercial Arbitration Rules before a three-member panel, with each Party selecting one arbitrator and the third arbitrator, who shall be the chairperson of the panel, being selected by the two party-appointed arbitrators. The party who initiates the arbitration process shall name its arbitrator in the demand for arbitration and the responding Party shall name its arbitrator within ten days after receipt of the demand for arbitration. No arbitrator can be an employee, ex-employee, director, shareholder of record, partner, member, representative or agent of such party or its affiliates.  The third arbitrator shall be named within ten days after the appointment of the second arbitrator.  If the two party-appointed arbitrators are unable to agree upon the third arbitrator within that ten-day period, the third arbitrator shall be selected by the AAA. Each arbitrator shall be qualified by at least ten years’ experience in corporate finance and/or venture capital, and the chairperson of the arbitration panel shall be a licensed attorney whose primary area of practice for the preceding ten years is corporate finance and/or venture capital.

(e)EACH OF THE PARTIES HEREBY AGREES THAT ANY JUDICIAL PROCESS PROVIDED FOR IN SECTION 20(C) AND SECTION 20(D), SHALL BE INSTITUTED IN THE STATE OR FEDERAL COURTS SITTING IN NEW YORK COUNTY, NEW YORK AND IN NO OTHER FORUM AND EACH OF THE PARTIES HEREBY IRREVOCABLY CONSENTS TO AND ACCEPTS GENERALLY AND UNCONDITIONALLY SUCH JURISDICTION AND IRREVOCABLY WAIVES ANY OBJECTIONS, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE COURTS.  THE FOREGOING IS WITHOUT PREJUDICE TO THE RIGHT OF ANY PREVAILING PARTY TO SEEK ENFORCEMENT OF ANY JUDGMENT ENTERED PURSUANT TO AN ACTION SET FORTH IN SECTION 20(C) IN A COURT IN ANY JURISDICTION WHERE THE LOSING PARTY OR ITS PROPERTY MAY BE LOCATED.  EACH OF THE PARTIES ALSO CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR PURPOSES OF AID IN SUPPORT OF ARBITRATION AND THE ENFORCEMENT OF ANY ARBITRAL AWARD MADE UNDER THE PROVISIONS OF THIS SECTION 20. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY DELIVERY OF COPIES OF SUCH PROCESS BY COMMERCIAL COURIER TO IT OR IN ANY OTHER MANNER PERMITTED BY LAW.  THE PARTIES FURTHER AGREE THAT THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES AS SPECIFIED UNDER THIS SUBSCRIPTION SHALL BE INTERPRETED AND GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

(f)Each party shall continue to perform its obligations under this Agreement pending final resolution of any Dispute, unless to do so would be impossible or impracticable or lead to irreparable harm under the circumstances.

(g)THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT THAT MAY EXIST TO HAVE A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON OR ARISING OUT OF, UNDER, OR IN ANY WAY CONNECTED WITH, THIS AGREEMENT.

(h)FOR THE AVOIDANCE OF DOUBT, THE UNDERSIGNED’S AGREEMENT TO WAIVE A JURY TRIAL AND TO SUBMIT TO MANDATORY INDIVIDUAL ARBITRATION, DOES NOT CONSTITUTE A WAIVER OF INVESTOR’S RIGHT TO MAKE A CLAIM THAT THE ISSUER HAS NOT COMPLIED WITH U.S. FEDERAL SECURITIES LAWS.

21.Notices.  Notice, requests, demands and other communications relating to this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed on the date of such delivery to the address of the respective parties as follows, if to the Issuer, at the address set forth on the Issuer’s signature page to this Agreement; and if to the Investor, at Investor’s address supplied in connection with this Agreement, or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice.  Any notices, requests, demands or other communications by email shall be confirmed by letter given in accordance with (a) or (b) above.  All notices and communications to be given or otherwise made to Investor shall be deemed to be sufficient if sent by email to such address provided by Investor on the signature page of this Agreement.  Unless otherwise specified in this Agreement, Investor shall send all notices or other communications required to be given hereunder to the Issuer by email to the email address set forth on the Issuer’s signature page to this Agreement followed by a copy via FedEx or other national overnight courier service.  Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the e-mail has been sent (assuming that there is no error in delivery).  As used in this Section, the term “business day” shall mean any day other than a day on which banking institutions in the State of New York are legally closed for business.

22.Miscellaneous.

(a)Other than as set forth herein, this Agreement is not transferable or assignable by Investor.  The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Investor and its heirs, executors, administrators and successors and shall inure to the benefit of the Issuer  and its successors and assigns.

(b)None of the provisions of this Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Issuer and Investor.

(c)In the event any part of this Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement.  The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(d)This Agreement supersedes all prior discussions and agreements between the parties, if any, with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(e)The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person; provided, however, that the tZERO may rely on any representations and warranties made by the Investor herein.

(f)The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

(g)In the event that either party hereto shall commence any suit, action or other proceeding to interpret this Agreement, or determine to enforce any right or obligation created hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any.

(h)This Agreement may be executed in one or more counterparts.  No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

23.Joinder. To the extent applicable, by signing below, the Investor agrees that it joins all operating, partnership or limited liability company agreements of the Issuer (“Governing Agreement”) governing the Securities.  The Investor: (a) agrees to be bound by all the terms of the Governing Agreement; (b) that execution of its signature page hereto is evidence of its acceptance and agreement to join the Governing Agreement; and (c) agrees to execute and deliver such other documents as the Issuer may reasonably request to further evidence the undersigned’s joinder to the Governing Agreement.

Remainder of page intentionally left blank.

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the date set forth below.

Description of Securities Purchased
(Offering type)	(Name, Class, and Par Value of the Securities)
(Issuer name and Jurisdiction, and Sponsors (if any))	(Date of Subscription)
(Number of Securities Purchased)	(Date and Time by which the Investor may cancel its investment commitment (if any))
(Price Per Security)	(Link to Offering Materials (if any))
(Aggregate Purchase Price)	(Traditional, Digitally Enhanced Security or Digital Asset Security)

Important Note: For purposes of this Agreement, the “Investor” is the person or entity for whose account the subscription is being made to purchase the Securities. Another person or entity with investment authority may execute this Agreement on behalf of the Investor, but should indicate the capacity in which it is doing so and the name of the Investor. In all cases, the person or entity actually making the investment decision to purchase the Securities should complete and sign this Agreement. For example, if the Investor purchasing the Securities is a retirement plan for which investments are directed or made by a third-party trustee, then that third party trustee must complete this Agreement rather than the beneficiaries under the retirement plan. This also applies to trusts, custodial accounts and similar arrangements.

Please only Check and Sign the appropriate signature block below. If the Investor is a natural person, then the Investor is an “Individual.” If the Investor is not a natural person, then the Investor is an “Entity.”

INDIVIDUAL OR JOINT1 INVESTORS:

(Print Name)	(Print Name)
(Signature)	(Signature)
(Email address)	(Email address)
(Address)	(Address)
(Telephone Number)	(Telephone Number)
(Social Security Number)	(Social Security Number)

ENTITY INVESTOR BLOCK FOR PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT OR OTHER INVESTOR:

(Print Name of Entity)
By: (Signature)
(Print Name and Title)
(Email address)
(Address)
(Telephone Number)
(Employer Identification Number)

Investor Signature Page to Subscription Agreement

1 If joint investors, the other authorized signatory on such account must also execute this Agreement.

ACCEPTANCE OF SUBSCRIPTION

(to be executed only by the Issuer)

The Issuer hereby accept the above application for subscription for Securities of the Issuer as of the date set forth below.

[Issuer Name]

By: [Sponsor Name if applicable]

Name of Accepted Individual/Joint/Entity:

Name:

Title:

Amount of Subscription Accepted:

Date: $

#__________________________________

Name:

Title:   Date:

Issuer Notice Information
(Address)
(Email)

Acceptance of Subscription by Issuer